Exhibit 10.4

STOCK RESTRICTION AND REPURCHASE AGREEMENT -

2001 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

ARTICLE I

DEFINITIONS; SHARES SUBJECT TO AGREEMENT

Section 1.1 Definitions. As used in this Agreement, the following words and phrases shall have the meanings set forth below, unless the context clearly indicates that a different meaning is intended:

(a) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(b) “Incentive Stock Option Agreement” means an Incentive Stock Option Agreement entered into between the Company and Participant pursuant to the terms of the Plan.

(c) “Legal Representative” shall mean, with reference to any Person, a personal representative, executor, administrator or conservator of the Person’s estate, or a legal guardian or attorney-in-fact of the Person, or a successor trustee of such Person under his or her revocable living trust, or anyone else legally acting as the representative or successor in interest of the Person, as the context of any provision may require.

(d) “Non-qualified Stock Option Agreement” means a Non-qualified Stock Option Agreement entered into between the Company and Participant pursuant to the terms of the Plan.

(e) “Person” shall mean any natural individual or legal entity, or any association of natural individuals or legal entities.

(f) “Plan” shall mean the Altair Engineering Inc. 2001 Incentive and Non-qualified Stock Option Plan.

(g) “Share” or “Shares” shall mean any and all shares of the common capital stock of the Company which are issued to a Participant pursuant to the Plan and an Incentive Stock Option Agreement(s) and/or a Non-qualified Stock Option Agreement(s).

(h) “Transfer” shall mean any assignment, transfer, sale, exchange, conveyance, disposition, pledge, hypothecation, attachment, gift, testamentary bequest or other disposition or encumbrance of any nature or description whatsoever, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation or process of law.

(i) “Triggering Event” shall mean an event in which, or circumstances under which, (1) Participant (or his Legal Representative) first becomes obligated to sell or offer for sale his Shares in the Company pursuant to this Agreement or (2) the Company first has the option to purchase the Shares of the Participant in the Company pursuant to this Agreement.

(j) “Vested Shares” shall mean the Shares as to which Participant has become one hundred (100%) percent vested pursuant to the provisions of Section 2.1 of this Agreement.

Section 1.2 Non-Registration. Regardless of whether the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

Section 1.3 Restrictive Legends.

(a) The certificates representing the Shares subject to the terms of this Agreement shall bear substantially the following legend:

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)

THE TRANSFER, ASSIGNMENT, SALE, ENCUMBRANCE, PLEDGE OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF A STOCK RESTRICTION AND REPURCHASE AGREEMENT—2001 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. BY ACCEPTING THIS CERTIFICATE, ANY TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENT. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

(b) Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THEY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Section 1.4 Endorsement. Participant agrees to tender all stock certificates pertaining to Shares subject to this Agreement held by him to the secretary of the Company for endorsement in the manner set forth in Section 1.3 of this Article.

ARTICLE II

VESTING; TRANSFER AND PURCHASE OF SHARES

Section 2.1 Vesting of Shares. Participants shall be 100% vested in all Shares at all times hereunder. Notwithstanding the foregoing to the contrary, in the event that a Participant acquires Shares by exercising a non-Vested Option pursuant to the terms of an Incentive Stock Option Agreement and/or a Non-qualified Stock Option Agreement, such Shares shall remain subject to the vesting provisions contained in said Incentive Stock Option Agreement and/or Non-qualified Stock Option Agreement, as applicable.

Section 2.2 Lifetime Transfers. While this Agreement is in force, Participant shall not Transfer all or any portion of his Shares, except under the terms of this Agreement. In the event that there is any proposed, attempted or actual Transfer of any or all of Participant’s Vested Shares, then prior to accomplishment of such Transfer, the Company shall have the right to purchase such Vested Shares in accordance with the terms of this Section.

(a) Participant shall furnish the Company with written notice of the proposed Transfer, which notice shall identify the proposed transferee and fully describe the purchase price and other terms of the offer of sale from such proposed transferee.

(1) The Company shall have the right and option, exercisable by written notice furnished to Participant within sixty (60) days from the date as of which the Company has been furnished with written notice of the proposed Transfer, to acquire all but not less than all of Participant’s Vested Shares upon the terms set forth in Article III hereof at the purchase price determined pursuant to Article IV hereof.

(2) If the Company timely exercises its right of first refusal to purchase all of Participant’s Vested Shares as provided above, the purchase and sale of Participant’s Vested Shares shall be completed at a closing to be held within one hundred twenty (120) days from the date as of which the Company has been furnished with the written notice of the proposed Transfer.

(3) If the Company does not exercise its right of first refusal to purchase all of Participant’s Vested Shares as provided above, then Participant may complete the Transfer for the purchase price and upon such other terms as are set forth in the Participant’s notice of the proposed Transfer; subject

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	2

however to rights of first refusal on the part of the Company to purchase no less than all of the Participant’s Vested Shares.

(A) The purchase price and terms of any such sale to the Company shall be at the same price and upon the same terms (including timing of a closing) as the Participant deems acceptable in the offer of sale from the third person.

(B) The right of first refusal on the part of the Company shall be exercisable for sixty (60) days from the date as of which the Company has been furnished with written notice of the proposed Transfer.

(C) If a sale of Participant’s Vested Shares is not completed within forty five (45) days after the expiration of the Company’s option to purchase and rights of first refusal provided for herein, then the Transfer may not be consummated without Participant again complying with the terms of this Section 2.2(a) and the provisions and restrictions of this Agreement shall continue to apply to such Shares.

(D) If a sale of Participant’s Vested Shares to the third person is completed, then the provisions and restrictions of this Agreement shall continue to apply to such Shares in the hands of the third person.

(E) If any Transfer subject to this Agreement involves a transaction other than a bona fide sale for a readily ascertainable sale price under fixed terms and conditions, then the rights of first refusal provided herein shall be administered and effectuated through the use of a price, terms and conditions which are fair and just under the circumstances, as reasonably determined by the Company.

(b) The rights and options provided in Subsection (a) above shall not apply with respect to any Transfer to a revocable living trust, to the extent provided in Article V hereof.

(c) The rights and options provided in Subsection (a) above shall terminate and be of no further force or effect upon the earlier to occur of (i) the date on which the Company consummates the sale of all or substantially all of the assets of the Company and/or the Shareholders consummate the sale of all or substantially all of the common capital stock of the Company, or (ii) the date on which the common capital stock of the Company is first traded on any United States securities exchange or on any formal over-the-counter quotation system in general use in the United States.

Section 2.3 Termination of Employment other than for Cause. In the event that the employment relationship of Participant with the Company is or was terminated for any reason, whether voluntarily or involuntarily, other than by the Company for “Cause”:

(a) The Company shall have the option to purchase all, but not less than all, of the Participant’s Vested Shares upon the terms set forth in Article III hereof at the purchase price determined pursuant to Article IV hereof. The Company must exercise this option, if at all, in writing within ninety (90) days after the effective date of Participant’s termination of employment with the Company.

(b) The purchase and sale of the Participant’s Vested Shares shall be completed at a closing to be held within ninety (90) days from the effective date of Participant’s termination of employment with the Company.

(c) In the event that the Company does not timely exercise the right and option provided in Subsection (a) above, the Participant or his Legal Representative shall continue to own the Vested Shares and the provisions and restrictions of this Agreement shall continue to apply to such Vested Shares.

(d) The rights and obligations provided in this Section 2.3 shall terminate and be of no further force or effect upon the earlier to occur of (i) the date on which the Company consummates the sale of all or substantially all of the assets of the Company and/or the Shareholders consummate the sale of all or substantially all of the common capital stock of the Company, or (ii) the date on which the common capital stock of the Company is first traded on any United States securities exchange or on any formal over-the-counter quotation system in general use in the United States.

Section 2.4 Termination of Employment for Cause. In the event that the employment relationship of Participant with the Company is or was terminated by the Company for “Cause”:

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	3

(a) The Company shall purchase from the Participant and the Participant (or his Legal Representative) shall sell and transfer to the Company all Vested Shares owned by Participant upon the terms set forth in Article III hereof at the purchase price determined pursuant to Article IV hereof.

(b) The purchase and sale of Participant’s Vested Shares shall be completed at a closing to be held within ninety (90) days from the effective date of Participant’s termination of employment with the Company.

(c) For purposes of this Article II, Cause shall be defined as the occurrence of any one or more of the following acts or events: (1) fraud, misappropriation, embezzlement, or other act of material dishonesty against the Company; (2) any act or acts by Participant with respect to Company which constitute a breach of Participant’s fiduciary duties or duties of honesty, good faith and loyalty (including derogatory statements regarding the Company, but excluding statements made in connection with any legal action filed against the Company); (3) any act by Participant which is intentionally damaging to the Company; (4) commission by Participant of a felony or misdemeanor involving moral turpitude; (5) a material breach by Participant of any provision of this Agreement within his control or failure of Participant to properly and diligently perform his duties as an employee, officer and/or director of the Company, which violation is not remedied within three (3) days after notice from Company specifying such violation; (6) alcohol or drug abuse affecting in any material respect the performance by the Participant of his duties and responsibilities as an employee, officer and/or director of the Company; (7) commission of any other act or acts which substantially impairs the reputation and standing of Company with its customers or the community at large; and (8) any act or circumstance constituting “cause” for termination under applicable statutory or common law.

Section 2.5 Violation of Restrictive Covenants. In the event of any violation by Participant of the covenants and restrictions contained in Article VI hereof, in addition to, and not in lieu of, any and all other legal and equitable rights and remedies available to the Company:

(a) The Company shall purchase from the Participant and the Participant (or his Legal Representative) shall sell and transfer to the Company all Vested Shares owned by Participant upon the terms set forth in Article III hereof at the purchase price determined pursuant to Article IV hereof.

(b) The purchase and sale of Participant’s Vested Shares shall be completed at a closing to be held within ninety (90) days from and after the date upon which the Company provides written notice to Participant of the violation by Participant of the covenants and restrictions contained in Article VI hereof.

Section 2.6 Purchase of Non-Vested Shares. Upon the occurrence of a Triggering Event, the Company shall purchase from the Participant and the Participant (or his Legal Representative) shall sell and transfer to the Company all non-Vested Shares owned by Participant upon the terms set forth in Article III hereof at the purchase price determined pursuant to Article IV hereof. The purchase and sale of Participant’s non-Vested Shares shall be completed at the closing of the purchase and sale of the Participant’s Vested Shares, or in default thereof, within ninety (90) days of the occurrence of the Triggering Event.

Section 2.7 Employment Relationship with the Company. Notwithstanding the provisions of this Agreement, Participant understands that his employment relationship with the Company is controlled by such manuals, procedures or directives as are promulgated from time to time by the Company. Nothing in this Agreement shall be interpreted to change the terms of Participant’s employment with the Company to anything other than an “at-will” employment relationship and Participant hereby acknowledges and reaffirms that his employment with the Company may be terminated by the Company at the will of the Company, with or without cause.

ARTICLE III

PAYMENT TERMS

Section 3.1 Terms of Payment. The purchase price to be paid by the Company to Participant for all Vested and/or non-Vested Shares purchased by the Company pursuant to the terms of this Agreement shall be paid in full in immediately available United States funds at the closing of the sale of the Vested and/or non-Vested Shares hereunder; provided, however, that there shall be credited against such purchase price (and against such down payment) the amount of any indebtedness then due and payable to the Company by Participant.

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	4

ARTICLE IV

PURCHASE PRICE

Section 4.1 Determination of Purchase Price—Lifetime Sale/Termination Other Than For Cause. In the event that the Triggering Event under which the purchase price of Participant’s Vested Shares is to be determined under this Article is a lifetime Transfer pursuant to Section 2.2 hereof or the termination of the Participant’s employment with the Company for any reason, whether voluntarily or involuntarily, other than by the Company for “Cause”, such purchase price shall be equal to the Fair Market Value of such Vested Shares determined as of December 31st of the year preceding the year in which such Triggering Event occurs (the “Valuation Date”).

(a) For purposes of this Agreement, Fair Market Value shall mean:

(i) The fair market value per Share determined by the Board of Directors of the Company as of the applicable Valuation Date in accordance with the terms of the Plan or any other stock option plan subsequently adopted by the Company; or

(ii) If Subparagraph (i) does not apply, the fair market value per Share shall be determined by the Board of Directors of the Company as of such Valuation Date. Such determination shall be made in good faith and shall be consistent with the principles applied with respect to any such determinations of the fair market value of the Shares previously thereto made by the Board of Directors of the Company in accordance with the terms of the Plan, or any other stock option plan subsequently adopted by the Company.

(b) All determinations of Fair Market Value by the Board of Directors pursuant to the terms of this Agreement shall be conclusive and binding on all persons.

Section 4.2 Determination of Purchase Price—Termination for Cause/Violation of Restrictive Covenants. In the event that the Triggering Event under which the purchase price of Participant’s Vested Shares is to be determined under this Article is the termination of the Participant’s employment by the Company for “Cause” and/or a violation by Participant of the covenants and restrictions contained in Article VI hereof or where the purchase price of any non-Vested Shares is to be determined under this Article, such purchase price shall be equal to the aggregate purchase price paid by Participant for such Shares pursuant to the applicable Incentive Stock Option Agreement(s) and/or Non-qualified Stock Option Agreement(s).

Section 4.3 Company’s Performance. In any situation in which the Company is or may be unable to fulfill any obligation to redeem or pay for any Shares due to the prohibitive provisions of any statute, or due to limitations contained in its articles of incorporation or bylaws, the Company shall use its best efforts to take such action as may be reasonably necessary to enable the Company, if possible, to fulfill such redemption or payment obligation. The actions to be taken shall include, but not be limited to, the reappraisal and revaluation of the total assets, properties and rights of the Company (including accounts receivable and goodwill, if applicable) at their then current fair market value.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignments to Revocable Living Trusts. Notwithstanding any term or provision of this Agreement to the contrary, the assignment of Shares, or any portion thereof, to a revocable living trust of which Participant is (during his lifetime) grantor, trustee or co-trustee and primary beneficiary, shall be subject to the following conditions:

(a) Participant must continue to remain liable for all of his obligations hereunder notwithstanding the assignment to such trust;

(b) All provisions of this Agreement which relate to Participant in his status as an individual shall apply to the Shares so assigned based upon the status of Participant, notwithstanding the assignment to such trust;

(c) The trust shall be completely bound by the terms and provisions of this Agreement, as a shareholder; and

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	5

(d) The occurrence of any Triggering Event with respect to such Shares shall be determined (1) by reference to Participant in his capacity as an individual (including but not limited to his death or disability), as well as (2) by reference to events affecting the trust alone (including but not limited to any Transfer of the Shares by such trust).

Section 5.2 Encumbrance. Participant shall not encumber his Shares in any way, and such Shares shall at all times be deemed security for all indebtedness due to the Company or the Company by Participant; such security interest arising as of the date such debt was incurred, and notice thereof is deemed given by the legend referred to in Article I of this Agreement. If no other provision has been made to adjust the applicable purchase price for Participant’s Shares upon the occurrence of a Triggering Event, there shall be credited against such purchase price the amount of any indebtedness then due and payable to the Company by Participant.

ARTICLE VI

RESTRICTIVE COVENANTS

Section 6.1 Covenant Not to Compete/Solicit. Participant will not directly or indirectly (whether as a principal, agent, independent contractor, employer, employee, investor, partner, shareholder, director or otherwise):

(a) During the Participant’s employment with the Company, solicit business or provide products and/or services which are the same as or competitive with that solicited or provided by the Company from any company, enterprise or person which was a customer of the Company at any time during Participant’s employment with the Company;

(b) During the Participant’s employment with the Company, engage in any business or participate, invest or have any interest in, by way of example but without limitation, any person, firm, corporation, sole proprietorship or business, that engages in any business or activity anywhere in the world, which business or activity is the same as, similar to, or competitive with any business or activity now, heretofore or hereafter engaged in by the Company; or

(c) During the Participant’s employment with the Company, induce or attempt to persuade any employee, agent, supplier or customer of the Company to terminate any similar employment, agency, supplier or customer relationship with the Company in order to enter into any such relationship on behalf of any other company, enterprise or person.

Notwithstanding anything contained herein to the contrary, (A) Participant shall not be prohibited from owning any interest in or shares of mutual or similar funds which are nationally recognized and which own equity securities of any corporation, if such securities are publicly traded and listed on any national or regional stock exchange and (B) Participant shall not be prohibited from accepting a position of full-time employment with any such customer of the Company, provided that Participant shall not engage in any activities prohibited hereunder with respect to any other customer(s) of the Company.

Section 6.2 Covenant Regarding Confidential Information. Participant acknowledges and agrees that all records and other information not released to the general public, all trade secrets, unpublished data or other information and all trade secrets and confidential or proprietary information, in each case relating to the services, business and operations of the Company or its subsidiaries and affiliates, whether reduced to writing or not, are confidential and the sole property of the Company and its subsidiaries and affiliates (all of the same being herein collectively called the “Confidential Information”). The Participant will not, at any time during his employment with the Company or thereafter, directly or indirectly, use any of the Confidential Information, except in the regular course of employment with the Company hereunder, or disclose any of the Confidential Information to any other person or entity, except to the extent that the Board may so authorize in writing, and that, upon Participant’s Termination of Employment, he or she will surrender to the Company all Confidential Information then in his or her possession or under his or her control. Participant acknowledges and agrees that the Confidential Information and other aspects of the Company’s business have been established and maintained at great expense, and kept and protected as confidential and secret information and are of great value to the Company and provide it with a substantial competitive advantage in conducting said business. Participant further acknowledges and agrees that as a result of his or her knowledge of the Confidential Information, Company would suffer great loss and irreparable injury if Participant were to disclose the Confidential Information or use the Confidential Information to compete with the Company.

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	6

Section 6.3 Rights and Remedies upon Breach. Participant expressly agrees that in the event of any violation by Participant of the covenants and restrictions contained in this Article VI, Company and its successors or assigns shall have the following cumulative rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any and all other legal and equitable rights and remedies available to the Company:

(a) Institute proceedings in any court of competent jurisdiction against the Participant, or any other person, organization or entity acting with him, to enjoin and restrain him or her and/or them from a threatened or further and continuing breach of the covenants and restrictions set forth herein. Participant hereby expressly consents that an order, either temporary or permanent, may be entered in any suit, in equity or law, brought for the purposes of enjoining Participant, or any other person, organization or entity acting with him or her, from violating or threatening to violate the covenants and restrictions set forth herein. It is the intent and understanding of each party hereto that if, in any action before any court, agency or tribunal legally empowered to enforce the covenants contained in this Article, any term, restriction, covenant or promise contained therein is found to be invalid, illegal or unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it valid, legal or enforceable by such court, agency or tribunal. The covenants contained in this Article shall survive the termination of this Agreement and the termination of Participant’s employment for any reason;

(b) Require the Participant to account for and pay over to the Company, any amounts paid to Participant hereunder which are in excess of the aggregate purchase price paid by Participant to the Company for the Participant’s Shares pursuant to the applicable Incentive Stock Option Agreement(s) and/or Non-qualified Stock Option Agreement(s);

(c) Withhold any and all payments due hereunder which are in excess of the aggregate purchase price paid by Participant to the Company for the Participant’s Shares pursuant to the applicable Incentive Stock Option Agreement(s) and/or Non-qualified Stock Option Agreement(s); and

(d) Declare any and all rights of the Participant under any Option Agreement to be immediately terminated and of no further force nor effect.

Section 6.4 Covenants & Restrictions Reasonable and Necessary. Participant agrees that the terms and conditions of the covenants and restrictions set forth herein are reasonable and necessary for the protection of the Company, Company’s business and the Confidential Information and to prevent damage or loss to Company as a result of actions taken by the Participant.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Agreement Binding. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, administrators, executors, personal representatives, successor trustees, successors and assigns.

Section 7.2 Waiver of Breach. A waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed (a) as continuing, or (b) as a bar to, or a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event, or (c) as a waiver of any subsequent breach by that other party.

Section 7.3 Course of Conduct. No course of conduct between the parties hereto, nor any delay in exercising any rights or remedies hereunder or under any communication, report, notice or other document or instrument referred to herein, shall operate as a waiver of any of the rights or remedies of the parties hereto.

Section 7.4 Further Assurances. The parties hereto shall take such further steps and execute such further documents and instruments as may be necessary or appropriate to carry this Agreement into force and effect or to effectuate the intention hereof.

Section 7.5 Entire Agreement. This Agreement contains all the covenants, promises, agreements, conditions, representations and understandings between the parties hereto, and supersedes any prior agreements between the parties hereto, with respect to the subject matter hereof. There are no covenants, promises, agreements, conditions, representations or understandings, either oral or written, between the parties

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	7

hereto, other than those set forth herein or provided for herein, with respect to the subject matter hereof. Participant hereby acknowledges that he is not relying on any statement, representation, or agreement of the Company as an inducement to enter into this Agreement, except as specifically provided herein and that neither the Company, nor anyone acting on behalf of the Company has made any representation, agreement, guaranty or warranty of any kind whatsoever, express or implied, written or oral, concerning or relating to the subject matter hereof, except as specifically set forth herein.

Section 7.6 Amendment. This Agreement shall not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Section 7.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Michigan, irrespective of where this Agreement is made or to be performed, and irrespective of any applicable principles of conflict of laws.

Section 7.8 Venue. The venue of any dispute, controversy, litigation or proceeding (formal or informal) arising out of or pertaining to this Agreement or the subject hereof shall lie exclusively in the County of Oakland, State of Michigan. Provided, however, that if any such dispute, controversy, litigation or proceeding requires or permits jurisdiction in a federal court or agency of the United States, then venue shall lie in no federal court or agency other than those located in (or nearest to) the County of Wayne, State of Michigan. No term or provision of this Section is intended to establish a priority as between state court or federal court, for instances in which a choice of such venue is available to the parties or litigants. The parties hereto knowingly and expressly waive any rights they may have in existing venue statutes, either state or federal, to the extent that such statutes would require a different venue than otherwise provided for herein.

Section 7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.10 Gender and Number. As the context of any provision may require, nouns and pronouns of any gender and number shall be construed in any other gender and number.

Section 7.11 Notices, Statements, Etc. All notices, statements or other communications which are required or contemplated by this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be either personally served at or mailed to the last known mailing address of the person entitled thereto. In addition, a copy of each such notice, statement or communication intended for a party shall be furnished to such single additional addressee for that party as may be specified herein or specified in a like notice. All such notices, statements and other communications (or copies thereof) shall be deemed furnished to the person entitled thereto (a) on the date of service, if personally served at the last known mailing address of such person, or (b) on the date on which mailed, if mailed to such person in accordance with the terms of this Section. For purposes hereof, an item shall be considered mailed if the sender can establish that it was sent by means including, but not limited to, the following: (i) by United States Postal Service, postage prepaid; (ii) by air courier service (Federal Express or the like); or (iii) by telefax or other means of electronic communication.

Section 7.12 Severability. Should any covenant, condition, term or provision of this Agreement be deemed to be illegal, or if the application thereof to any person or in any circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to persons or in circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby; and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 7.13 Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

Section 7.14 Incorporation by Reference. All schedules, exhibits and other attachments which are affixed to and referred to in this Agreement are incorporated herein and made a part hereof by this reference.

Section 7.15 Survival. The parties acknowledge and agree that this Agreement contains substantial terms and provisions which are intended to govern the rights, duties and obligations of the parties following the closing on any purchase and sale of any Shares. Accordingly, this Agreement shall survive and shall not be

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	8

deemed merged into, the execution or delivery of any documents, property, or payments pursuant to the terms hereof; and this Agreement shall remain in full force and effect following the closing on any such purchase and sale.

Section 7.16 Construction. Each party has participated fully in the negotiation and preparation of this Agreement with full benefit or availability of counsel. Accordingly, this Agreement shall not be more strictly construed against either party.

Section 7.17 Independent Legal Representation. Participant acknowledges that the parties’ interests hereunder are divergent and conflicting in many material respects. Accordingly, Participant acknowledges being advised to retain independent legal counsel before executing this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	9

Section 7.18 Equitable Relief. The parties acknowledge that the stock in the Company which is the subject of this Agreement is unique and that the failure of any party to perform or fulfill such party’s obligations hereunder may result in irreparable harm to the other parties. Accordingly, the parties agree that specific performance of the terms hereof and/or other equitable relief may be obtained through a court of competent jurisdiction.

ALTAIR ENGINEERING INC.
A Michigan Corporation

Dated:	By:

Participant hereby acknowledges receipt of a copy of this Agreement, accepts his or her designation as a Participant under and subject to all the terms and conditions set forth herein, and agrees to all such terms and conditions.

Dated:
PARTICIPANT

Altair Engineering Inc. - 2001 ISO & NSO Plan Stock Restriction & Repurchase Agreement (Standard)	10